Exhibit 10.1

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”), is dated as of June 5, 2024, and is between JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL First Lien Agent”) for the ABL First Lien Secured Parties (as defined below), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Floor Plan First Lien Agent”) for the Floor Plan First Lien Secured Parties (as defined below) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Lien Agent”) for the Second Lien Secured Parties (as defined below), and acknowledged by ALTA EQUIPMENT GROUP INC., a Delaware corporation (the “Company”), ALTA EQUIPMENT HOLDINGS, INC., a Michigan corporation, Alta Enterprises, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT ILLINOIS, LLC, a Michigan limited liability company, ALTA HEAVY EQUIPMENT SERVICES, LLC, a Michigan limited liability company, ALTA INDUSTRIAL EQUIPMENT MICHIGAN, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT, L.L.C., a Michigan limited liability company, ALTA INDUSTRIAL EQUIPMENT COMPANY, L.L.C., a Michigan limited liability company, NITCO, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT FLORIDA, LLC, a Michigan limited liability company, ALTA INDUSTRIAL EQUIPMENT NEW YORK, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT NEW YORK, LLC, a Michigan limited liability company, PEAKLOGIX, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT OHIO, LLC, a Michigan limited liability company, ALTA MATERIAL HANDLING NEW YORK STATE, LLC, a Michigan limited liability company, ALTA MINE SERVICES, LLC, a Michigan limited liability company, ALTA KUBOTA MICHIGAN, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT NEW ENGLAND, LLC, a Michigan limited liability company, ALTA ELECTRIC VEHICLES HOLDING, LLC, ALTA ELECTRIC VEHICLES , LLC, a Michigan limited liability company, GINOP SALES, INC., a Michigan corporation, ALTA ELECTRIC VEHICLES SOUTH WEST, LLC, a Michigan limited liability company, ALTA EQUIPMENT CANADA HOLDINGS, INC., a Michigan corporation, ECOVERSE, LLC, a Michigan limited liability company, ALTA EQUIPMENT DISTRIBUTION, LLC, a Michigan limited liability company, ALTA CONSTRUCTION EQUIPMENT PENNSYLVANIA, LLC, a Michigan limited liability company, (all of the foregoing limited liability companies and corporations, collectively, the “Borrowers”, each individually, a “Borrower”), and all other Loan Parties (as defined below).

WHEREAS, the Borrowers, the ABL First Lien Agent and certain financial institutions are parties to that certain Sixth Amended and Restated ABL First Lien Credit Agreement dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance herewith, the “Existing ABL First Lien Credit Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrowers; and

WHEREAS, the Borrowers, the Floor Plan First Lien Agent and certain financial institutions are parties to that certain Sixth Amended and Restated Floor Plan First Lien Credit Agreement dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance herewith, the “Existing Floor Plan First Lien Credit Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrowers; and

WHEREAS, the Company, the guarantors from time to time party thereto, the Second Lien Agent and Wilmington Trust, National Association, as trustee (in such capacity, the “Second Lien Trustee”) are parties to that certain Indenture of even effective date herewith (as amended, restated, supplemented or otherwise modified from time to time in accordance herewith, the “Existing Second Lien Indenture”), pursuant to which the Company is issuing the Second Lien Notes (as defined below); and

WHEREAS, the Borrowers have granted to the ABL First Lien Agent for the benefit of the ABL First Lien Secured Parties liens and security interests in the Common Collateral as security for payment and performance of the ABL First Lien Obligations; and

WHEREAS, the Borrowers have granted to the Floor Plan First Lien Agent for the benefit of the Floor Plan First Lien Secured Parties liens and security interests in the Common Collateral as security for payment and performance of the Floor Plan First Lien Obligations; and

WHEREAS, the Borrowers have granted to the Second Lien Agent for the benefit of the Second Lien Secured Parties liens and security interests in the Common Collateral as security for payment and performance of the Second Lien Obligations; and

WHEREAS, parties hereto desire to set forth in this Agreement their rights and remedies with respect to the Common Collateral and other agreements among the parties hereto.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.
Definitions.
1.1.
Defined Terms. The following terms, as used herein, have the following meanings:

“ABL First Lien Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL First Lien Agreement, the ABL First Lien Agent shall be the Person identified as such in such Agreement.

“ABL First Lien Credit Agreement” means the collective reference to (a) the Existing ABL First Lien Credit Agreement, and (b) any revolving credit agreement subject to a borrowing base or similar agreement or instrument complying with the terms of this Agreement and evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing ABL First Lien Credit Agreement, or any other agreement or instrument referred to in this clause (b) (a “Replacement ABL First Lien Credit Agreement”). Any reference to the ABL First Lien Credit Agreement hereunder shall be deemed a reference to any ABL First Lien Credit Agreement then extant.

“ABL First Lien Guarantee” means any guarantee by any Loan Party of any or all of the ABL First Lien Obligations.

“ABL First Lien Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Amounts) and premium (if any) on all loans made pursuant to the ABL First Lien Credit Agreement or any DIP Financing by the ABL First Lien Secured Parties to the extent such DIP Financing was made in compliance with the conditions set forth in Section 6.3, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Amounts) with respect to any letters of credit or similar instruments issued pursuant to the ABL First Lien Credit Agreement, (c) all Swap Obligations, (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL First Lien Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL First Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL First Lien Secured Parties, the Floor Plan First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred from and after such date of reinstatement.

“ABL First Lien Secured Parties” means the ABL First Lien Agent, the “Lenders” party from time to time to the ABL First Lien Credit Agreement, and any other holders of the ABL First Lien Obligations.

“ABL First Lien Security Documents” means the “Collateral Documents” as defined in the ABL First Lien Credit Agreement, and any other documents that are designated under the ABL First Lien Credit Agreement as “First Lien Security Documents” for purposes of this Agreement.

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any First Lien Secured Party (or any of its Affiliates): (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means, with respect to any Loan Party, any and all obligations of any Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” and “Borrowers” have the meanings set forth in the introductory paragraph hereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral Agents” means the ABL First Lien Agent, the Floor Plan First Lien Agent and the Second Lien Agent.

“Common Collateral” means all assets that are both First Lien Collateral and Second Lien Collateral; provided, that for clarity, assets of Borrowers’ Canadian subsidiaries are not “Common Collateral” for purposes of this Agreement and do not secure the Second Lien Obligations.

“DIP Conditions” means (a) the maximum aggregate principal amount of the applicable DIP Financing extended by First Lien Secured Parties, or consented or not objected to by the requisite First Lien Secured Parties, when taken together with the aggregate principal amount of outstanding pre-petition First Lien Obligations that will not be repaid by such DIP Financing (but excluding the amount of any “carve-out” for professional fees and expenses) does not exceed the Maximum First Lien Principal Amount, (b) the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, (c)

the Second Lien Secured Parties retain a Lien on the Common Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of such Insolvency Proceeding, except to the extent of any requisite subordination in accordance with Section 6.3(c), (d) such DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the documentation relating to such DIP Financing, (e) such DIP Financing does not expressly require the sale, liquidation or disposition of all or any substantial part of the Common Collateral prior to a default under the DIP Financing, (f) the terms of such DIP Financing (including interest rate, fees and other terms) are commercially reasonable under the circumstances, and (g) such DIP Financing is otherwise subject to the terms of this Agreement.

“DIP Financing” has the meaning set forth in Section 6.3.

“Effective Date” has the meaning ascribed thereto in the Existing ABL First Lien Credit Agreement as of the date hereof.

“Enforcement Action” means, with respect to the First Lien Obligations or the Second Lien Obligations, as applicable, any (a) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed, assignment, bill of sale or other conveyance in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Common Collateral, or (b) exercise of any right or remedy available under the First Lien Documents or the Second Lien Documents, as applicable, at law, in equity or otherwise to enforce, foreclose upon, take possession of or sell any Common Collateral.

“Excess ABL First Lien Obligations” means the aggregate principal amount of the ABL First Lien Obligations outstanding under the ABL First Lien Documents (excluding any outstanding Banking Services Obligations and Swap Obligations) that are in excess of the Maximum ABL First Lien Principal Amount, and any accrued interest and recurring commitment and other similar fees to the extent, but only to the extent, attributable to such excess.

“Excess First Lien Obligations” means the aggregate principal amount of the Excess ABL First Lien Obligations plus the aggregate principal amount of the Excess Floor Plan First Lien Obligations

“Excess Floor Plan First Lien Obligations” means the aggregate principal amount of the Floor Plan First Lien Obligations outstanding under the Floor Plan First Lien Documents (excluding any outstanding Banking Services Obligations and Swap Obligations) that are in excess of the Maximum Floor Plan First Lien Principal Amount, and any accrued interest and recurring commitment and other similar fees to the extent, but only to the extent, attributable to such excess.

“Excess Second Lien Obligations” means the aggregate principal amount of the Second Lien Obligations outstanding under the Second Lien Documents that is in excess of the Maximum Second Lien Principal Amount, and any accrued interest and recurring commitment and other similar fees to the extent, but only to the extent, attributable to such excess.

“Existing ABL First Lien Credit Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Floor Plan First Lien Credit Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Existing Second Lien Indenture” has the meaning set forth in the third WHEREAS clause of this Agreement.

“First Lien Agents” means the ABL First Lien Agent and the Floor Plan First Lien Agent.

“First Lien Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Loan Party, in which a Lien is granted or purported to be granted at any time to any First Lien Secured Party as security for any First Lien Obligation.

“First Lien Credit Agreements” means the ABL First Lien Credit Agreement and the Floor Plan First Lien Credit Agreement.

“First Lien Default” means any “Default” under and as defined in any First Lien Credit Agreement.

“First Lien Documents” means each First Lien Credit Agreement, each First Lien Security Document, each First Lien Guarantee, this Agreement, each other “Loan Document” as defined in each First Lien Credit Agreement as in effect on the date hereof, respectively, and the First Lien Intercreditor Agreement, in each case, as the same may be amended, supplemented, refinanced, or otherwise modified from time to time, in accordance with terms hereof.

“First Lien Guarantees” means the ABL First Lien Guarantees and the Floor Plan First Lien Guarantees.

“First Lien Intercreditor Agreement” is defined in Section 10.3.

“First Lien Obligations” means the ABL First Lien Obligations and the Floor Plan First Lien Obligations.

“First Lien Obligations Payment Date” means the first date on which (a) the First Lien Obligations (other than those that constitute Unasserted Contingent Obligations, and other than Excess First Lien Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the respective terms of the First Lien Documents), (b) all commitments to extend credit under the First Lien Documents have been terminated, and (c) there are no outstanding letters of credit or similar instruments issued under the First Lien Documents (other than such as have been cash collateralized or defeased in accordance with the respective terms of the First Lien Documents); provided, however, that for purposes of this definition, the amount to have been paid pursuant to clause (a) above and the amount required to be cash collateralized or defeased pursuant to clause (c) above shall not include such amounts to the extent constituting Excess First Lien Obligations.

“First Lien Representative” means, at any time, the First Lien Agent designated under the First Lien Intercreditor Agreement as the “First Lien Representative” at such time. On the date hereof, the First Lien Representative is the ABL First Lien Agent, and for purposes of this Agreement shall remain the ABL First Lien Agent until the Second Lien Agent receives a written notification signed by both First Lien Agents designating a different First Lien Representative.

“First Lien Secured Parties” means the First Lien Agents, the First Lien Representative, the “Lenders” party from time to time to any of the First Lien Credit Agreements, respectively, and any other holders of any of the First Lien Obligations.

“First Lien Security Documents” means the ABL First Lien Security Documents and the Floor Plan First Lien Security Documents.

“Floor Plan First Lien Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Floor Plan First Lien Agreement, the Floor Plan First Lien Agent shall be the Person identified as such in such Agreement.

“Floor Plan First Lien Credit Agreement” means the collective reference to (a) the Existing Floor Plan First Lien Credit Agreement, and (b) any floor plan or asset based (or combination thereof) credit agreement or similar agreement or instrument complying with the terms of this Agreement and evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Floor Plan First Lien Credit Agreement, or any other agreement or instrument referred to in this clause (b) (a “Replacement Floor Plan First Lien Credit Agreement”). Any reference to the Floor Plan First Lien Credit Agreement hereunder shall be deemed a reference to any Floor Plan First Lien Credit Agreement then extant.

“Floor Plan First Lien Guarantee” means any guarantee by any Loan Party of any or all of the Floor Plan First Lien Obligations.

“Floor Plan First Lien Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Amounts) and premium (if any) on all loans made pursuant to the Floor Plan First Lien Credit Agreement or any DIP Financing by the Floor Plan First Lien Secured Parties to the extent such DIP Financing was made in compliance with the conditions set forth in Section 6.3, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Amounts) with respect to any letters of credit or similar instruments issued pursuant to the Floor Plan First Lien Credit Agreement, (c) all Swap Obligations, (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Floor Plan First Lien Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Floor Plan First Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Floor Plan First Lien Secured Parties, the ABL First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred from and after such date of reinstatement.

“Floor Plan First Lien Secured Parties” means the Floor Plan First Lien Agent, the “Lenders” party from time to time to the Floor Plan First Lien Credit Agreement, and any other holders of the Floor Plan First Lien Obligations.

“Floor Plan First Lien Security Documents” means the “Collateral Documents” as defined in the Floor Plan First Lien Credit Agreement, and any other documents that are designated under the Floor Plan First Lien Credit Agreement as “First Lien Security Documents” for purposes of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, collateral assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Party” means each Borrower and each subsidiary or other affiliate of any Borrower that hereafter becomes a party to any First Lien Document or Second Lien Document. All references in this

Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Maximum ABL First Lien Principal Amount” means the greater of $520,000,000 and the maximum principal amount of ABL First Lien Obligations permitted to be incurred under the Second Lien Indenture (plus increases in principal after the Effective Date resulting solely from payments in kind of interest, but only to the extent such payments are permitted by the terms hereof), fees, indemnities, expenses, charges and other amounts thereon. The amount of Banking Services Obligations and the amount of Swap Obligations included in ABL First Lien Obligations shall not be subject to a limitation.

“Maximum First Lien Principal Amount” means the Maximum ABL First Lien Principal Amount plus the Maximum Floor Plan First Lien Principal Amount.

“Maximum Floor Plan First Lien Principal Amount” means the greater of $90,000,000 and the maximum principal amount of Floor Plan First Lien Obligations permitted to be incurred under the Second Lien Indenture (plus increases in principal after the Effective Date resulting solely from payments in kind of interest, but only to the extent such payments are permitted by the terms hereof), fees, indemnities, expenses, charges and other amounts thereon. The amount of Banking Services Obligations and the amount of Swap Obligations included in Floor Plan First Lien Obligations shall not be subject to a limitation.

“Maximum Second Lien Principal Amount” means the greater of $500,000,000 and the maximum principal amount of Second Lien Obligations permitted to be incurred under the First Lien Credit Agreements.

“Permitted Actions” means: (a) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement composition, or extension), and make other filings, arguments, and motions, with respect to the Second Lien Obligations and the Common Collateral in any Insolvency Proceeding commenced by or against any Loan Party; (b) take action to create, perfect, preserve, or protect (but not enforce) any Lien on the Common Collateral securing the Second Lien Obligations, so long as such actions are (i) not adverse to the priority status in accordance with this Agreement of Liens on the Common Collateral securing any of the First Lien Obligations or the First Lien Secured Parties’ rights to exercise remedies and (ii) otherwise not in violation of this Agreement; (c) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of a Second Lien Obligation or a Lien securing the Second Lien Obligations; (d) join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Common Collateral initiated by either First Lien Agent, to the extent that such action could not reasonably be expected to interfere materially with such Enforcement Action, but no Second Lien Secured Party may receive any proceeds thereof unless expressly permitted herein; (e) bid for or purchase Common Collateral at any public, private, or judicial foreclosure upon such Common Collateral, or any sale of Common Collateral during an Insolvency Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the net cash proceeds of such bid are otherwise sufficient to cause the First Lien Obligations Payment Date and are applied to cause the First Lien Obligations Payment Date, in each case, at the closing of such bid; (f) accelerate any Second Lien Obligations in accordance with the provisions of the Second Lien Documents; (g) seek adequate protection during an Insolvency Proceeding to the extent expressly permitted by Section 6; (h) inspect or appraise the Common Collateral (and to engage or retain investment bankers or appraisers for the sole purposes of appraising or valuing the Common Collateral), or to receive information or reports concerning the Common Collateral, in each case pursuant to the terms of the Second Lien Documents and applicable law; (i) take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory crossclaim or counterclaim against any Loan Party; (j) object to the proposed retention of Common Collateral by any First Lien Secured Party pursuant to Section 9-620 of the Uniform Commercial Code; (k) take any action to seek and obtain specific performance or injunctive relief to compel a Loan Party to comply with (or not violate or breach) an obligation under the Second Lien Documents, other than an obligation to pay money; (l) enforce the terms of any subordination agreement with respect to any indebtedness subordinated to the Second Lien Obligations so long as any proceeds are applied in accordance with Section 5.1; and (m) exercise any rights and remedies that could be exercised by an unsecured creditor in accordance with the terms of the Second Lien Documents and applicable law; in each case (i.e.; with respect to any of the actions described in this paragraph) to the extent not expressly prohibited by, or contrary to, the terms of this Agreement. Except as expressly provided for herein, no provision hereof shall be construed to prohibit the payment by the Borrowers of regularly scheduled principal, interest, fees and other amounts, including but not limited to prepayments and repayments of any loans and any premiums or make-whole amounts owed in respect of the Second Lien Obligations so long as the receipt thereof is not in violation of Section 5.1.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Amounts” means any interest, fees, costs, expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Recovery” has the meaning set forth in Section 6.6.

“Replacement ABL First Lien Agreement” has the meaning set forth in the definition of “ABL First Lien Credit Agreement”.

“Replacement Floor Plan First Lien Agreement” has the meaning set forth in the definition of “Floor Plan First Lien Credit Agreement”.

“Replacement Second Lien Agreement” has the meaning set forth in the definition of “Second Lien Indenture.”

“Second Lien Agent” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Second Lien Indenture, the Second Lien Agent shall be the Person identified as such in such Agreement.

“Second Lien Collateral” means all assets, whether now owned or hereafter acquired by any Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Lien Secured Party as security for any Second Lien Obligation.

“Second Lien Default” means any “Default” under and as defined in the Second Lien Documents.

“Second Lien Default Notice” means written notice of a Second Lien Default from the Second Lien Agent to each First Lien Agent.

“Second Lien Documents” means the Second Lien Indenture, the Second Lien Notes, each Second Lien Security Document, each Second Lien Guarantee and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Second Lien Agent or any Second Lien Secured Party and including all other pledges, powers of attorney, intercreditors, landlord waivers and access agreements, consents, assignments, contracts, notices and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Second Lien Agent or any Second Lien Secured Party in connection with the Indenture or the transactions contemplated thereby, in each case, as the same may be amended, supplemented, refinanced, or otherwise modified from time to time, in accordance with terms hereof.

“Second Lien Guarantee” means any guarantee by any Loan Party of any or all of the Second Lien Obligations.

“Second Lien Indenture” means the collective reference to (a) the Existing Second Lien Indenture, and (b) any credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument complying with the terms of this Agreement and evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Lien Agreement or any other agreement or instrument referred to in this clause (b) (a “Replacement Second Lien Indenture”). Any reference to the Second Lien Indenture hereunder shall be deemed a reference to any Second Lien Indenture then extant.

“Second Lien Notes” means (i) the $500,000,000.00 aggregate principal amount of 9.000% senior secured second lien notes due June 1, 2029 issued by the Company under the Indenture (the “Initial Notes”), and (ii) any additional notes issued by the Company under the Indenture having identical terms and conditions as the Initial Notes (other than the issue date, the issue price, the first interest payment date and the first date from which interest will accrue).

“Second Lien Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Amounts) and premium (if any) on all indebtedness under the Second Lien Indenture, including the Second Lien Notes and (b) all guarantee obligations, indemnities, fees, premiums, make-whole amounts, expenses and other amounts payable from time to time pursuant to the Second Lien Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Lien Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred from and after such date of reinstatement.

“Second Lien Secured Parties” means the Second Lien Agent, the Second Lien Trustee, and the holders from time to time of the Second Lien Obligations, including without limitation, holders of the Second Lien Notes.

“Second Lien Security Documents” means the “Security Documents” as defined in the Existing Second Lien Indenture (or equivalent term of any other Second Lien Indenture) and any documents that are designated under the Second Lien Indenture as “Second Lien Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.

“Standstill Period” means the period commencing on the date of a Second Lien Default and ending upon the date which is the earlier of (a) 180 days after each First Lien Agent has received a Second Lien Default Notice with respect to such Second Lien Default, or (b) the date on which the First Lien Obligations Payment Date has occurred.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or pricing risk or any similar transaction or any combination of the foregoing transactions, which includes agreements to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party.

“Swap Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to any First Lien Secured Party (or any of its Affiliates) whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Unasserted Contingent Obligations” means, at any time, First Lien Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Lien Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Lien Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2.
Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, refinanced or otherwise modified from time to time to the extent permitted hereby.
1.3.
Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, refinanced or otherwise modified (subject to any restrictions on such amendments, supplements, refinancings or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 2.
[Reserved].
SECTION 3.
Lien Priorities.
3.1.
Subordination of Liens.
(a)
Any and all Liens now existing or hereafter created or arising in favor of any Second Lien Secured Party securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Lien Secured Parties securing any of the First Lien Obligations (other than Excess First Lien Obligations), notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Lien Document or Second Lien Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Lien Secured Party securing any such First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Lien Obligations pursuant to a final-non appealable order of a court of competent jurisdiction or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
(b)
No First Lien Secured Party or Second Lien Secured Party shall (i) object to or contest, or support any other Person in contesting or objecting to, at any hearing or in any proceeding (including without limitation, any Insolvency Proceeding) the validity, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other or (ii) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Common Collateral or the Liens on such Common Collateral, except to the extent that such rights are expressly granted in this Agreement. Notwithstanding any failure by any First Lien Secured Party or Second Lien Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any court of competent jurisdiction of the security interests in the Common Collateral granted to the First Lien Secured Parties or the Second Lien Secured Parties, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Common Collateral shall be as set forth herein.
(c)
All Liens securing Second Lien Obligations (other than the Excess Second Lien Obligations) will be senior in all respects and prior to any Lien on the Collateral securing any Excess First Lien Obligations and all Liens securing any Excess First Lien Obligations will be junior and subordinate in all respects to any Lien securing Second Lien Obligations (other than the Excess Second Lien Obligations). All Liens securing Excess First Lien Obligations will be senior in all respects and prior to any Lien on the Collateral securing any Excess Second Lien Obligations and all Liens securing any Excess Second Lien Obligations will be junior and subordinate in all respects to any Lien securing Excess First Lien Obligations.
3.2.
[Reserved]
3.3.
Legend.
(a)
Until the termination of this Agreement, the Second Lien Secured Parties will cause to be clearly, conspicuously and prominently inserted on the face of any Second Lien Security Agreement the following legend (or a substantially similar legend):

“The liens and security interests on the property described herein are junior and subordinate in the manner and to the extent set forth in that certain Intercreditor Agreement dated as of June 5, 2024among JPMorgan Chase Bank, N.A., as ABL First Lien Agent, JPMorgan Chase Bank, N.A., as Floor Plan First Lien Agent and Wilmington Trust, National Association, as Second Lien Agent, and acknowledged by the Loan Parties referred to therein, as amended from time to time.”

(b)
Each Collateral Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to its applicable Security Documents, such possession or control is also for the benefit of each other Collateral Agent and the other Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on any Collateral Agent (or any third party acting on its behalf) with respect to such Common Collateral or provide any Collateral Agent or any other Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the applicable Security Documents; provided that (i) prior to the occurrence of the First Lien Obligations Payment Date, the Second Lien Agent shall deliver to the ABL First Lien Agent, at the Borrowers’ sole cost and expense, any Common Collateral in its possession or control together with any necessary endorsements to the extent required by the First Lien Documents and (ii) subsequent to the occurrence of the First Lien Obligations Payment Date, the First Lien Agents shall (x) deliver to the Second Lien Agent, at the Borrowers’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Lien Documents or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties and shall not impose on the First Lien Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
3.4.
No New Liens. So long as the First Lien Obligations Payment Date has not occurred, the parties hereto agree that there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any Common Collateral if these same assets that are part of the Common Collateral are not subject to, and do not become subject to, Liens securing the First Lien Obligations or a Lien securing the Second Lien Obligations, as applicable (unless each First Lien Agent, or the Second Lien Agent, as applicable, shall have declined in writing to receive a Lien on such asset). Notwithstanding the foregoing, the Second Lien Agent acknowledges that it does not and will not maintain a Lien on any assets of Borrowers’ Canadian subsidiaries. To the extent that the foregoing provisions are not complied with for any reason (without limiting any other rights and remedies available to the First Lien Secured Parties or the Second Lien Secured Parties, as applicable, against the Loan Parties) and to the extent as a result thereof such assets are not included in First Lien Collateral or Second Lien Collateral, as the case may be, each of the First Lien Secured Parties and the Second Lien Secured Parties agrees that any amounts received by or distributed to any such party pursuant to or as a result of Liens granted on such assets in contravention of this Section 3.4 shall be subject to Section 5.1 (and solely for such purpose, each of the First Lien Secured Parties and the Second Lien Secured Parties shall be deemed to have a valid and perfected Lien on any such assets, and as such, such assets shall constitute Common Collateral for such purpose).
SECTION 4.
Enforcement Rights.
4.1.
Exclusive Enforcement Regarding Common Collateral. Until the First Lien Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Lien Representative on behalf of the First Lien Secured Parties, after giving the Second Lien Agent at least 10 Business Days’ prior written notice of their intent to take an Enforcement Action (except to the extent, and only to the extent, that the First Lien Representative reasonably believes that such Enforcement Action is immediately required in order to prevent any material loss or material decrease in value of any Common Collateral, in which event, the First Lien Representative shall provide the Second Lien Agent with notice of the occurrence of such Enforcement Action as soon as reasonably practicable), shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Common Collateral, without any consultation with, consent or involvement of or interference by any Second Lien Secured Party, but subject to the provisos set forth in Sections 4.2 and 6.2. Upon the occurrence and during the continuance of a First Lien Default, the First Lien Representative, the First Lien Agents and the other First Lien Secured Parties may take and continue any Enforcement Action with respect to the First Lien Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of this Agreement, the First Lien Documents and applicable law.

4.2.
Standstill. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that, until the First Lien Obligations Payment Date has occurred, but subject to the provisos at the end of this Section 4.2 and Section 6.2, without the prior written consent of the First Lien Agents:
(a)
they will not take or cause to be taken any Enforcement Action;
(b)
they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations (other than Excess First Lien Obligations) or the First Lien Secured Parties with respect to any of the Common Collateral;
(c)
they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Lien Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Lien Secured Party, in each case in accordance with this Agreement and applicable law;
(d)
they have no right to (i) direct either First Lien Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Lien Security Documents (or, to the extent they may have any such right described in this clause (d)(i), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right) or (ii) except as expressly permitted in this Agreement, consent or object to the exercise by either First Lien Agent or any First Lien Secured Party of any right, remedy or power with respect to the Common Collateral pursuant to the First Lien Security Documents or to the timing or manner in which any such right is exercised or not exercised;
(e)
they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Lien Secured Party shall be liable for, any action taken or omitted to be taken by any First Lien Secured Party with respect to, the Common Collateral or pursuant to the applicable First Lien Documents in compliance with the terms and conditions of this Agreement; and
(f)
they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

provided that, notwithstanding the foregoing and so long as no Standstill Period is in effect, any Second Lien Secured Party may exercise and continue to pursue any Enforcement Actions under the Second Lien Documents or applicable law following the occurrence of and during the continuation of a Second Lien Default; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Lien Secured Party exercise any Enforcement Actions if, notwithstanding the expiration of the Standstill Period, any First Lien Secured Party shall have commenced (prior to the expiration of the Standstill Period) and be diligently pursuing any Enforcement Action with respect to all or any material portion of the Common Collateral; and provided, further, that (i) in any Insolvency Proceeding commenced by or against any Loan Party, the Second Lien Agent and the Second Lien Secured Parties may take any action expressly permitted by Section 6, (ii) nothing herein shall (x) limit Second Lien Secured Parties from initiating or maintaining Permitted Actions, or (y) restrict or otherwise limit Second Lien Secured Parties from commencing or joining any other person in commencing, or filing a petition for, any Insolvency Proceeding against any Loan Party; provided that the Second Lien Secured Parties shall not exercise any such right referred to in this clause (y) during the Standstill Period and shall not, without giving each First Lien Agent 10 Business Days’ prior written notice (which notice may, for the avoidance of doubt, be given during the Standstill

Period), exercise any rights or remedies described in clause (m) of the definition of Permitted Actions during the Standstill Period.

4.3.
Cooperation. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that each of them shall take such actions as either First Lien Agent shall reasonably request, at the expense of the Loan Parties, in connection with the exercise by the First Lien Secured Parties of their rights set forth herein in respect of the Common Collateral. Each First Lien Agent, on behalf of itself and the other First Lien Secured Parties, agrees that each of them shall take such actions as the Second Lien Agent shall reasonably request, at the expense of the Loan Parties, in connection with the exercise by the Second Lien Secured Parties of their rights set forth herein in respect of the Common Collateral.
4.4.
Unsecured Creditor Remedies; Judgment Creditors. Except as expressly set forth in Sections 3.1(b), 4.1, the final proviso to 4.2, 6, 9.1 and 10.1, the Second Lien Agent and the Second Lien Secured Parties may exercise rights and remedies available to unsecured creditors generally, but solely to the extent such actions are not prohibited by the terms of this Agreement. In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.
4.5.
Actions Upon Breach. Should either any First Lien Secured Party or any Second Lien Secured Party, as applicable, contrary to this Agreement, in any way take, attempt to or threaten to take, any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the other party may obtain relief against the First Lien Secured Party or the Second Lien Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the First Lien Secured Parties or the Second Lien Secured Parties, as applicable, that (i) the damages suffered by the Secured Parties seeking relief from the actions of the other Secured Parties against whom such relief is sought may at that time be difficult to ascertain and may be irreparable, and (ii) the First Lien Secured Parties or the Second Lien Secured Parties, as applicable, waive any defense that the Loan Parties and/or any Secured Party seeking relief cannot demonstrate damage and/or be made whole by the awarding of damages.
SECTION 5.
Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.
5.1.
Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral received by the First Lien Secured Parties or the Second Lien Secured Parties in connection with an Insolvency Proceeding or an Enforcement Action, shall be distributed as follows: first to the First Lien Representative for application to the First Lien Obligations (other than any Excess First Lien Obligations) in accordance with the terms of the First Lien Documents and the First Lien Intercreditor Agreement until the First Lien Obligations Payment Date has occurred, and thereafter, to the Second Lien Agent for application to the Second Lien Obligations (other than any Excess Second Lien Obligations) in accordance with the Second Lien Documents until the Second Lien Obligations (other than any Excess Second Lien Obligations) are paid in full, in cash. In the event any Excess First Lien Obligations remain unpaid after full payment of the Second Lien Obligations (other than any Excess Second Lien Obligations), any remaining proceeds of Common Collateral shall be delivered to the First Lien Representative for application to such Excess First Lien Obligations in accordance with the terms of the First Lien Documents and the First Lien Intercreditor Agreement. In the event any Excess Second Lien Obligations remain unpaid after full payment of the First Lien Obligations (including all Excess First Lien Obligations), any remaining proceeds of Common Collateral shall be delivered to the Second Lien Agent for application to such Excess Second Lien Obligations in accordance with the terms of the Second Lien Documents. Until the occurrence of the First Lien Obligations Payment Date, any Common Collateral, including without limitation any such

Common Collateral constituting proceeds, that may be received by any Second Lien Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Lien Representative, for the benefit of the First Lien Secured Parties, for application pursuant to this Section 5.1 (and subject to the First Lien Intercreditor Agreement as to the allocation thereof among the First Lien Secured Parties), in the same form as received, with any necessary endorsements, and each Second Lien Secured Party hereby authorizes each of the First Lien Representative and the First Lien Agents to make any such endorsements as agent for the Second Lien Agent (which authorization, being coupled with an interest, is irrevocable).
5.2.
Releases of Collateral.
(a)
Until the First Lien Obligations Payment Date, if the First Lien Agents release a Lien on all or any portion of the Common Collateral in connection with: (a) an Enforcement Action, (b) a sale pursuant to Section 363 of the Bankruptcy Code, or (c) a disposition of any Collateral that is permitted pursuant to the First Lien Documents and the Second Lien Documents, then any Lien of the Second Lien Agent on such Common Collateral will be, except as otherwise provided below, automatically and simultaneously released to the same extent (it being understood that the Second Lien Agent shall still, subject to the terms of this Agreement, have a security interest with respect to the proceeds of such Common Collateral except to the extent applied to First Lien Obligations in accordance with Section 5.1); provided, that in each case of the releases by First Lien Agents in subclauses (a), (b) and (c), (1) the net cash proceeds of such Enforcement Action or disposition are applied to permanently repay the First Lien Obligations (or any DIP Financing, as applicable) in accordance with Section 5.1 (it being acknowledged that any credit bid by either First Lien Agent in any foreclosure or other disposition of any Common Collateral pursuant to any Enforcement Action is deemed to be a permanent repayment of the First Lien Obligations (or any DIP Financing, as applicable) for purposes hereof), (2) such sale is conducted in accordance with applicable law, and (3) such Enforcement Action, sale or disposition does not result in a sale or transfer of Common Collateral to any Borrower, or any of their affiliates. After the occurrence of the First Lien Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the applicable Representative, for the benefit of the applicable Secured Parties, for application pursuant to this Section 5.1 (and subject to the First Lien Intercreditor Agreement as to the allocation thereof among the First Lien Secured Parties), in the same form as received, with any necessary endorsement.
(b)
If the Lien of Second Lien Agent in the Common Collateral is to be released pursuant to the foregoing clause (a), the Second Lien Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Lien Representative shall reasonably request to evidence any release of such Lien described in paragraph (a). Until the First Lien Obligations Payment Date, the Second Lien Agent hereby appoints the First Lien Representative and any officer or duly authorized person of the First Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Lien Agent and in the name of the Second Lien Agent or in the First Lien Representative’s own name, from time to time, in the First Lien Representative’s sole discretion, for the purposes of carrying out the terms of this Section 5.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be reasonably necessary or desirable to accomplish the purposes of this Section 5.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
5.3.
[Reserved].
5.4.
Insurance. Until the First Lien Obligations Payment Date has occurred, the First Lien Agents will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Lien Agent shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Lien Agents); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. All insurance proceeds not released to and utilized by any Loan Party pursuant to the First Lien Documents and the Second Lien Documents for restoration, replacement or reinvestment in accordance with the applicable terms of the First Lien Documents will be applied in the order provided herein.
SECTION 6.
Insolvency Proceedings.
6.1.
[Reserved]
6.2.
Filing of Motions. Until the First Lien Obligations Payment Date has occurred, the Second Lien Agent agrees on behalf of itself and the other Second Lien Secured Parties that no Second Lien Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 6 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Lien Agent or Second Lien Secured Parties, in whole or in part, as a result of their Lien or interest in the Common Collateral to the extent in contravention of the terms of this Agreement, or (c) challenges the amount, validity, priority, enforceability or voidability of any Liens or claims held by either First Lien Agent or any other First Lien Secured Party, or the extent to which the First Lien Obligations (other than the Excess First Lien Obligations) constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Lien Agent may take and maintain any Permitted Actions.
6.3.
Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Lien Agents desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Lien Agent agrees, subject to the DIP Conditions, on behalf of itself and the other Second Lien Secured Parties, that each Second Lien Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing, except as set forth in paragraph 6.5 below, (c) will subordinate (and will be deemed hereunder to have subordinated) their Liens (i) to such DIP Financing on the same terms as the Liens securing the First Lien Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Lien Secured Parties in connection therewith and (iii) to any reasonable and customary “carve-out” agreed to by the First Lien Agents, and (d) agrees that notice received three (3) business days prior to the filing of the motion seeking entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. If any Loan Party becomes subject to any Insolvency Proceeding and the First Lien Secured Parties provide a DIP Financing that satisfies the DIP Conditions and this Section 6.3, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, that none of the Second Lien Secured Parties shall provide DIP Financing to any Loan Party secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations (other than the Excess First Lien Obligations) or the Liens securing such DIP Financing provided by the First Lien Secured Parties or that affords the lenders under any DIP Financing provided to any Loan Party by any Second Lien Secured Party a claim that is equal or senior to any adequate protection claims of the First Lien Secured Parties in respect of their interests in the Common Collateral, without the prior written consent of the First Lien Agents. Notwithstanding anything herein to the contrary, the Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, solely in their capacity as unsecured creditors and not as secured creditors of any Loan Party, may raise any objections to any use, sale, or lease of “cash collateral”, or DIP Financing that could be raised by any unsecured creditor of the Loan Parties.
6.4.
Relief From the Automatic Stay. Until the First Lien Obligations Payment Date, the Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties, that none of them will, without the prior written consent of the First Lien Agents, (a) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, or (b) oppose any request by either First Lien Agent or the other First Lien Secured Parties to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any Common Collateral; provided that the Second Lien Agent may seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Common Collateral if and to the extent the First Lien Agents have obtained relief from or modification of such stay in respect of the Common Collateral, but may not thereafter take or pursue any Enforcement Action with respect to any applicable Common Collateral to which such relief or modification is applicable, except in accordance with the other applicable terms of this Agreement.
6.5.
Adequate Protection. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by either First Lien Agent or the other First Lien Secured Parties for adequate protection or any adequate protection provided to either First Lien Agent or the other First Lien Secured Parties or (b) any objection by either First Lien Agent or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to either First Lien Agent or any other First Lien Secured Party on account of the First Lien Obligations (other than Excess First Lien Obligations) under Section 506(b) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 6.3(b), Second Lien Secured Parties may seek or accept adequate protection consisting of (x) a replacement Lien on the Common Collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties and (z) subject to the right of the First Lien Secured Parties to object thereto, the payment of post-petition interest at the pre-default rate, fees and expenses (provided, in the case of this clause (z), that the First Lien Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate and the payment of their fees and expenses). In the event the Second Lien Agent, on behalf of itself and the Second Lien Secured Parties, seeks or accepts adequate protection in accordance with the above provisions of this Section 6.5 and such adequate protection is granted in the form of additional collateral, then the Second Lien Agent, on behalf of itself or any of the Second Lien Secured Parties, agrees that each First Lien Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing and any other Liens granted to the First Lien Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Lien Obligations are subordinated to the Liens securing the First Lien Obligations under this Agreement. The Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that except as expressly set forth in this Section, none of them shall seek or accept adequate protection without the prior written consent of the First Lien Agents.
6.6.
Avoidance Issues. If any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay or relinquish to a trustee, a receiver, or the estate of any Loan Party, because such amount was avoided or ordered to be paid, disgorged or relinquished for any reason, including, without limitation because it was found to be a fraudulent or preferential transfer or because the Liens securing the First Lien Obligations are unperfected or otherwise voided, avoided, invalidated or lapsed, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then, subject to the proviso below, the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from the date of reinstatement. The Second Lien Secured Parties agree that none of them shall be entitled to benefit from any Recovery, solely to the extent arising in respect of or on account of each First Lien Secured Party’s interest in the Second Lien Collateral or on account of such First Lien Secured Party’s “secured claim” against any Loan Party within the meaning of section 506 of the Bankruptcy Code, to any extent beyond what they would have been entitled to had such Recovery not occurred (solely to the extent arising in respect of or on account of such Second Lien Secured Party’s interest in the Second Lien Collateral or an account of such Second Lien Secured Party’s “secured claim” against any Loan Party within the meaning of section 506 of the Bankruptcy)(in each case, a “Secured Claim Recovery”), it being understood and agreed that the benefit of such Secured Claim Recovery otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement; provided, that notwithstanding anything to the contrary contained herein, (i) any amount received by the Second Lien Secured Parties in respect of a Secured Claim Recovery to be so turned over shall be limited to the amount in excess of the amount they would have received on account of its interest in the Second Lien Collateral or pursuant to its secured claim under section 506 of the Bankruptcy Code had such Secured Claim Recovery not occurred and (ii) except for the amounts specified in the foregoing clause (i) in respect of a Secured Claim Recovery, the Second Lien Secured Parties shall otherwise be entitled to receive and retain any amounts allocable to them in respect of any other Recovery.
6.7.
Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, neither the Second Lien Agent nor any other Second Lien Secured Party, in its capacity as a secured creditor only, shall oppose any sale or disposition of any assets of any Loan Party that is consented to by the First Lien Secured Parties, and will be deemed to have consented under Section 363(f) of the Bankruptcy Code (and otherwise) to any sale consented to by the First Lien Secured Parties and to have released their Liens on such assets so long as the First Lien Secured Parties have released their Liens on such assets and the net cash proceeds from the sale or disposition are applied in accordance with Section 5.1; provided, further, that notwithstanding the foregoing or any other provision herein to the contrary, the Second Lien Agent and each other Second Lien Secured Party, solely in its capacity as an unsecured creditor and not as a secured creditor of any Loan Party, shall be entitled to oppose any sale or disposition of any assets of any Loan Party under Section 363 of the Bankruptcy Code without the consent or approval of the First Lien Agents.
6.8.
Plans of Reorganization; Reorganization Securities. Prior to the First Lien Obligations Payment Date, no Second Lien Secured Party shall, without the consent of the First Lien Representative, directly or indirectly propose, support or vote in favor of any a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding that is in contravention of the provisions of this Agreement; provided that nothing in this Section 6.8 shall restrict any Second Lien Secured Party from voting any unsecured claim held by such Second Lien Secured Party in favor of any plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding. Nothing in this Agreement prohibits or limits the right of the Second Lien Secured Parties to receive and retain (a) any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, provided that if any debt securities are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding both on account of First Lien Obligations and on account of Second Lien Obligations and both (i) such debt obligations are secured by Liens and (ii) such Liens are upon the same property, then, as between the First Lien Secured Parties and the Second Lien Secured Parties, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations or (b) any distribution received by such Second Lien Secured Party pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding in respect of any claim classified under such plan as an unsecured claim in accordance with section 506(a)(1) of the Bankruptcy Code.
6.9.
Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Lien Obligations and the Second Lien Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Secured Parties and Second Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Amounts before any distribution is made in respect of the claims held by the Second Lien Secured Parties. The Second Lien Secured Parties hereby acknowledge and agree to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.
6.10.
No Waivers of Rights of First Lien Secured Parties. Subject to Section 3.1(b), nothing contained herein shall prohibit or in any way limit either First Lien Agent or any other First Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Lien Secured Party not expressly permitted hereunder, including the seeking by any Second Lien Secured Party of adequate protection (except as provided in Section 6.5).
6.11.
Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
6.12.
Rights as Unsecured Creditors. In any Insolvency Proceeding, the Second Lien Secured Parties may exercise any rights and remedies that could be exercised by an unsecured creditor in accordance with the terms of the Second Lien Documents and applicable law, in each case to the extent not prohibited by the terms of this Agreement.
SECTION 7.
Modifications to First Lien Documents or Second Lien Documents.
7.1.
Restrictions on First Lien Document Modifications. The First Lien Documents may not be amended, renewed, extended, restated, supplemented or otherwise modified without the prior written consent of the Second Lien Agent (which consent will not be unreasonably withheld), in a manner that either violates or is otherwise inconsistent with this Agreement.
7.2.
Restrictions on Second Lien Document Modifications. The Second Lien Documents may not be amended, renewed, extended, restated, supplemented or otherwise modified without the prior written consent of the First Lien Agents (which consent will not be unreasonably withheld), in a manner that either violates or is otherwise inconsistent with this Agreement.

SECTION 8.
Reliance; Waivers; etc.
8.1.
Reliance. The First Lien Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Lien Agent, on behalf of it itself and the other Second Lien Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Lien Secured Parties. The Second Lien Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. Each First Lien Agent, on behalf of itself and the other First Lien Secured Parties for which it is First Lien Agent, expressly waives all notices of the acceptance of and reliance on this Agreement by the Second Lien Agent and the other Second Lien Secured Parties.
8.2.
No Warranties or Liability. The Second Lien Agent and the First Lien Agents acknowledge and agree that none of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document or any Second Lien Document. Except as otherwise provided in this Agreement, the Second Lien Agent, the Second Lien Trustee, and the Second Lien Secured Parties and the First Lien Agents and the First Lien Secured Parties will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
8.3.
No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Lien Documents or the Second Lien Documents.
SECTION 9.
Obligations Unconditional.
9.1.
First Lien Obligations Unconditional. All rights and interests of the First Lien Secured Parties hereunder, and all agreements and obligations of the Second Lien Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(a)
any lack of validity or enforceability of any First Lien Document and regardless of whether any of the Liens of the First Lien Agents and First Lien Secured Parties are not perfected or are voidable for any reason; or
(b)
any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct, in writing or otherwise, including any increase in the amount thereof, or any refinancing, replacement, refunding or restatement of any First Lien Document, except to the extent expressly prohibited hereunder;
(c)
any exchange, release or lack of perfection of any Lien of any of the First Lien Agents and First Lien Secured Parties on any Common Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or any guarantee thereof, except to the extent expressly prohibited hereunder;
(d)
the commencement of any Insolvency Proceeding in respect of any Loan Party; or
(e)
any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Lien Obligations, or of any of the First Lien Secured Parties or any Loan Party, to the extent applicable, in respect of this Agreement.

9.2.
Second Lien Obligations Unconditional. All rights and interests of the Second Lien Secured Parties hereunder, and all agreements and obligations of the First Lien Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(a)
any lack of validity or enforceability of any Second Lien Document and regardless of whether the Liens of the Second Lien Agent and Second Lien Secured Parties are not perfected or are voidable for any reason;
(b)
any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct, in writing or otherwise, including any increase in the amount thereof, or any refinancing, replacement, refunding or restatement of any Second Lien Document, except to the extent expressly prohibited hereunder;
(c)
any exchange, release or lack of perfection of any Lien of the Second Lien Agent and Second Lien Secured Parties on any Common Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Second Lien Obligations or any guarantee thereof, except to the extent expressly prohibited hereunder; or
(d)
the commencement of any Insolvency Proceeding in respect of any Loan Party; or
(e)
any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Lien Obligations, or of any of the Second Lien Secured Parties or any Loan Party, to the extent applicable, in respect of this Agreement.
SECTION 10.
Miscellaneous.
10.1.
Rights of Subrogation. The Second Lien Agent, for and on behalf of itself and the Second Lien Secured Parties, agrees that no payment to either First Lien Agent or any First Lien Secured Party pursuant to the provisions of this Agreement shall entitle the Second Lien Agent or any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until the First Lien Obligations Payment Date. Following the First Lien Obligations Payment Date, the Second Lien Secured Parties shall be subrogated to the rights of the First Lien Secured Parties to the extent that payments and distributions otherwise payable to the Second Lien Secured Parties have been applied to the First Lien Obligations in accordance with the provisions of this Agreement, and each First Lien Agent agrees to execute such documents, agreements, and instruments as the Second Lien Agent or any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the First Lien Obligations resulting from payments to either First Lien Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by each First Lien Agent are paid by such Person upon request for payment thereof.
10.2.
Further Assurances. Each of the Second Lien Agent and the First Lien Agents will, at the Loan Parties’ expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the First Lien Agents or the Second Lien Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3.
Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Lien Document or any Second Lien Document, the provisions of this Agreement shall govern; provided that the foregoing shall not limit or alter the protections afforded such Collateral Agent as provided in Section 10.13; provided further, however, in the event of any conflict between the provisions of this Agreement and the intercreditor agreement dated on or before the Effective Date (as amended, restated or otherwise modified from time to time, the “First Lien Intercreditor Agreement”), among the First Lien Secured Parties, the terms and conditions of the First Lien Intercreditor Agreement shall control among the First Lien Secured Parties as to the relative rights of the First Lien Secured Parties in respect of the Common Collateral.
10.4.
Continuing Nature of Provisions. Subject to Section 6.6, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Lien Obligations Payment Date shall have occurred; provided, that Section 5.1 shall continue in effect with respect to the rights and obligations of the parties with respect to Excess First Lien Obligations. This is a continuing agreement and the First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Borrower or any other Loan Party on the faith hereof.
10.5.
Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Lien Agents and the Second Lien Agent.
10.6.
Information Concerning Financial Condition of the Borrowers and the other Loan Parties. Each of the Second Lien Secured Parties and the First Lien Secured Parties hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The Second Lien Secured Parties and the First Lien Secured Parties hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Agent or either First Lien Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
10.7.
Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
10.8.
Submission to Jurisdiction.
(a)
Each First Lien Secured Party, each Second Lien Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Lien

Secured Party or Second Lien Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
(b)
Each First Lien Secured Party, each Second Lien Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
(c)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
10.9.
Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
10.10.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Lien Secured Parties and Second Lien Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.
10.11.
Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
10.12.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
10.13.
Agents. The ABL First Lien Agent has executed this Agreement as directed under and in accordance with the Existing ABL First Lien Credit Agreement and will perform this Agreement solely in its capacity as ABL First Lien Agent and not individually. In performing under this Agreement, the ABL First Lien Agent shall have all rights, protections, immunities and indemnities granted it under the Existing ABL First Lien Credit Agreement. Subject to the terms of the Existing ABL First Lien Credit Agreement, the ABL First Lien Agent shall have no obligation to perform or exercise any discretionary act. The Floor Plan First Lien Agent has executed this Agreement as directed under and in accordance with the Existing Floor Plan First Lien Credit Agreement and will perform this Agreement solely in its capacity as Floor Plan First Lien Agent and not individually. In performing under this Agreement, the Floor Plan First Lien Agent shall have all rights, protections, immunities and indemnities granted it under the Existing Floor Plan First Lien Credit Agreement. Subject to the terms of the Existing Floor Plan First Lien Credit Agreement, the Floor Plan First Lien Agent shall have no obligation to perform or exercise any discretionary act. The Second Lien Agent has executed this Agreement as directed under and in accordance with the Existing Second Lien Indenture and will perform this Agreement solely in its capacity as Second Lien Agent and not individually. In performing under this Agreement, the Second Lien Agent shall have all rights, protections, immunities and indemnities granted it under the Existing Second Lien Indenture. Subject to the terms of the Existing Second Lien Indenture, the Second Lien Agent shall have no obligation to perform or exercise any discretionary act.
10.14.
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
10.15.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.16.
Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall be deemed to have acknowledged this Agreement in the manner set forth on the Acknowledgement attached hereto upon execution and delivery by such Person of a joinder agreement in accordance with the requirements of each First Lien Credit Agreement and the Second Lien Indenture.
10.17.
No Third Party Beneficiaries. The provisions of this Agreement are solely for the purpose of defining the relative rights of the First Lien Secured Parties, the Second Lien Secured Parties and their respective successors and permitted assigns, and this Agreement shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Loan Party, and there are no other parties or Persons whatsoever including, without limitation, the Loan Parties, who are intended to be benefited in any manner whatsoever by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as ABL First Lien Agent for and on behalf of the ABL First Lien Secured Parties By: /s/ Robert T. Brown Name: Robert T. Brown Title: Authorized Officer

Address for Notices:

JPMorgan Chase Bank, N.A.

Loan and Agency Services

10 South Dearborn, 7th Floor

Chicago, Illinois 60603, Mail Code IL1-0010

Attention: Alta Equipment Group

Facsimile No: (312) 385-7096

Signature Page to Intercreditor Agreement

JPMORGAN CHASE BANK, N.A., as Floor Plan First Lien Agent for and on behalf of the Floor Plan First Lien Secured Parties

By: /s/ Frederick B. Varhula
Name: Frederick B. Varhula

Title: Authorized Officer

Address for Notices:

JPMorgan Chase Bank, N.A.

111 E. Wisconsin Ave., Floor 15

Mail Code WI1-2033

Milwaukee, WI 53202

Attention: Fred Varhula

Reference: Alta Equipment Group

Signature Page to Intercreditor Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Agent for and on behalf of the Second Lien Secured Parties By: Quinton M. DePompolo Name: Quinton M. DePompolo Title: Assistant Vice President

Address for Notices:

Wilmington Trust, National Association

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Alta Equipment Group Inc., Administrator

Facsimile No.: 612-217-5651

Signature Page to Intercreditor Agreement

ACKNOWLEDGEMENT

The undersigned hereby acknowledge and consent to the foregoing Intercreditor Agreement, dated as of June 5, 2024 (the “Intercreditor Agreement”) among JPMORGAN CHASE BANK, N.A., as the ABL First Lien Agent, JPMORGAN CHASE BANK, N.A., as the Floor Plan First Lien Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Second Lien Agent. Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each Loan Party hereby acknowledges that it has received a copy of the foregoing Intercreditor Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL First Lien Secured Parties, the Floor Plan First Lien Secured Parties and the Second Lien Secured Parties, and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Each Loan Party agrees that the Intercreditor Agreement may be amended by the ABL First Lien Secured Parties, the Floor Plan First Lien Secured Parties and the Second Lien Secured Parties, without notice to, or the consent of any such Loan Party or any other Person; provided, however, that each Loan Party agrees to be bound by the Intercreditor Agreement only as in effect on the date hereof and, to the extent that such Loan Party has been notified of the terms of any amendment, as so amended.

[Remainder of page left intentionally blank]

Acknowledgment to Intercreditor Agreement

ALTA EQUIPMENT GROUP INC.

ALTA EQUIPMENT HOLDINGS, INC.

ALTA ENTERPRISES, LLC

ALTA CONSTRUCTION EQUIPMENT ILLINOIS, LLC

ALTA INDUSTRIAL EQUIPMENT MICHIGAN, LLC

ALTA HEAVY EQUIPMENT SERVICES, LLC

ALTA INDUSTRIAL EQUIPMENT COMPANY, L.L.C.

ALTA CONSTRUCTION EQUIPMENT, L.L.C.

NITCO, LLC

ALTA CONSTRUCTION EQUIPMENT FLORIDA, LLC

ALTA INDUSTRIAL EQUIPMENT NEW YORK, LLC,

ALTA CONSTRUCTION EQUIPMENT NEW YORK, LLC

PEAKLOGIX, LLC

ALTA CONSTRUCTION EQUIPMENT OHIO, LLC

ALTA MATERIAL HANDLING NEW YORK STATE, LLC

ALTA MINE SERVICES, LLC

ALTA KUBOTA MICHIGAN, LLC

ALTA CONSTRUCTION EQUIPMENT NEW ENGLAND, LLC

ALTA ELECTRIC VEHICLES HOLDING, LLC (F/K/A ALTA ELECTRIC VEHICLES, LLC)

ALTA ELECTRIC VEHICLES, LLC (F/K/A ALTA ELECTRIC VEHICLES NORTH EAST, LLC)

GINOP SALES, INC.

ALTA ELECTRIC VEHICLES SOUTH WEST, LLC

ECOVERSE, LLC

ALTA EQUIPMENT DISTRIBUTION, LLC

ALTA EQUIPMENT CANADA HOLDINGS, INC. (F/K/A ALTA ACQUISITION COMPANY, INC.)

ALTA CONSTRUCTION EQUIPMENT PENNSYLVANIA, LLC

By: /s/ Anthony Colucci

Name: Anthony Colucci

Title: Chief Financial Officer of each of the above, on behalf of each of the above

Address for Notices:

13211 Merriman Rd

Livonia, MI 48150-1826

Attention: President

Facsimile No. 248-449-6701

Acknowledgment Page to Intercreditor Agreement